Exhibit 99.4

Partnerships in Care Investments 1 Limited

Unaudited interim condensed combined financial statements for the six months ended 30 June 2014

Partnerships in Care Investments 1 Limited

Partnerships in Care Investments 1 Limited

Interim condensed combined profit and loss account

	Note	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Turnover	4	85,283	84,910	170,703
Cost of sales		(57,426)	(54,789)	(109,625)

Gross profit		27,857	30,121	61,078
Administrative expenses		(14,641)	(14,670)	(30,041)

Operating profit		13,216	15,451	31,037
Interest receivable and similar income		19	18	35
Interest payable and similar charges	5	(31,963)	(30,464)	(61,784)
Other finance expenses		(35)	(16)	(33)

Loss on ordinary activities before taxation		(18,763)	(15,011)	(30,745)
Tax on loss on ordinary activities	6	1,063	943	1,715

Loss for the period		(17,700)	(14,068)	(29,030)

All amounts relate to continuing operations.

There were no recognised gains and losses for the six months ended 30 June 2014 or the six months ended 30 June 2013 other than those included in the Profit and loss account.

There are no material differences between the loss on ordinary activities before taxation and the loss for the period stated above and their historical cost equivalents.

The accompanying notes form an integral part of the interim condensed combined financial statements.

Partnerships in Care Investments 1 Limited

Interim condensed combined statement of total recognised gains and losses

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Loss for the financial period	(17,700)	(14,068)	(29,030)
Actuarial loss related to pension scheme	—	—	(2,939)
Deferred tax attributable to actuarial loss	—	—	683

Total recognised gains and losses relating to the period	(17,700)	(14,068)	(31,286)

The accompanying notes form an integral part of the combined financial statements.

Partnerships in Care Investments 1 Limited

Interim condensed combined balance sheet

	Note	At 30 June 2014 £000 (Unaudited)	At 31 December 2013 £000 (Audited)
Fixed assets
Tangible assets		453,113	454,844
Current assets
Stocks		592	628
Debtors		7,636	7,045
Cash at bank and in hand		11,862	15,817

		20,090	23,490
Creditors: amounts falling due within one year		(12,737)	(13,306)

Net current assets		7,353	10,184

Total assets less current liabilities		460,466	465,028
Creditors: amounts falling due after more than one year	7	(800,286)	(786,725)

Provisions for liabilities
Deferred tax		(1,495)	(2,559)

Net liabilities excluding pension scheme liability		(341,315)	(324,256)
Pension liability		(3,676)	(3,913)

Net liabilities		(344,991)	(328,169)

Capital and reserves
Net Investment of Parent		(344,991)	(328,169)

Shareholders’ deficit	8	(344,991)	(328,169)

The accompanying notes form an integral part of the interim condensed combined financial statements.

Partnerships in Care Investments 1 Limited

Interim condensed combined cash flow statement

	Note	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Net cash flow from operating activities	9	18,552	17,721	41,199
Returns on investments and servicing of finance	10	(4,865)	(5,260)	(10,309)
Taxation		312	208	254
Capital expenditure and financial investment	10	(4,304)	(4,518)	(9,163)

Cash inflow before financing		9,695	8,151	21,981
Financing	10	(13,650)	(14,733)	(24,288)

(Decrease)/Increase in cash in the period		(3,955)	(6,582)	(2,307)

Reconciliation of net cash flow to movement in net debt

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)
Decrease in cash in the period	(3,955)	(6,582)
Decrease in borrowings	13,650	14,733

Change in net debt resulting from cash flows	9,695	8,151
Other non-cash changes	(27,211)	(25,365)

Movement in net debt in the period	(17,516)	(17,214)
Net debt at 1 January	(771,828)	(742,120)

Net debt at 30 June	(789,344)	(759,334)

The accompanying notes form an integral part of the interim condensed combined financial statements.

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

1.	Nature of business

Partnerships in Care Investments 1 Limited (the “Company”) is a subsidiary of Partnerships in Care Group Limited (the “Parent” or “PiC Group Limited”) and of Partnerships in Care Holdings Limited (together, “the parent companies”). The Parent and its subsidiary undertakings (“the Group”) have historically prepared consolidated financial statements of the Group which has been managed as a business by a single management team. The accompanying unaudited interim condensed combined financial statements reflect the assets, liabilities, revenues and expenses directly attributed to Partnerships in Care Investments 1 Limited and its subsidiary undertakings, as well as certain liabilities and expenses of the Parent as described below (together referred to as the “Business”). The unaudited interim condensed combined financial statements of the Business for the six months ended 30 June 2014 and 30 June 2013 (“the interim condensed combined financial statements”) are prepared in accordance with the ASB statement on half-yearly financial reports and on the basis set out below.

The Business is one of the largest UK independent providers of secure and step down services to patients in facilities operated by the Business and which include medium and low security, and inpatient rehabilitation for patients with mental health, personality disorder, learning disability and similar conditions.

On 2 June 2014, the Business entered into a contract for the sale of Partnerships in Care Investments 1 Limited to Acadia Healthcare Company, Inc (“Acadia”) for consideration of £395m. The sale completed on 1 July 2014.

2.	Accounting policies

2.1	Basis of preparation

The unaudited interim condensed combined financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. Such adjustments are of a normal recurring nature. These unaudited interim condensed combined financial statements should be read in conjunction with our audited combined financial statements and notes thereto for the year ended 31 December 2013. These interim condensed combined financial statements have been prepared by the Directors of the Company on the basis set out below. The Directors believe that the basis of preparation applied is appropriate for the intended use of these financial statements, which is to provide historical financial information to Acadia to assist Acadia in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

These interim condensed combined financial statements are not the statutory financial statements of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, these financial statements do not present information on Partnerships in Care Investments 1 Limited as a separate legal entity.

These interim condensed combined financial statements reflect the historical financial position, results of operations, parent company equity and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements prepared in accordance with applicable accounting standards in the United Kingdom (“UK GAAP”) and reflect assumptions and allocations made by the Parent to depict the Business on a stand-alone basis. As a result, the interim condensed combined financial statements included herein may not necessarily be indicative of the Business’s financial position, results of operations, or cash flows had the Business operated as a stand-alone entity during the periods presented.

The interim condensed combined financial statements were prepared using the Parent’s historical records of the assets and liabilities of the Business, and the historical interim condensed combined financial statements

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements include all assets, liabilities, revenues and expenses directly attributable to the Business. The Business has been partially financed by borrowings from the parent companies. The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes and PIK notes, and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these interim condensed combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5J that discusses push down of debt. All related costs of servicing the pushed down debt have been included in the Business.

The amounts that have been legally incurred by the parent companies but which have been pushed down to the Business are set out in Note 13.

All such costs and expenses have been deemed to have been paid by the Business to the Parent in the period in which the costs were incurred. The Net Investment of Parent in the Business as shown in the interim condensed combined balance sheet includes amounts due to / from PiC Group Limited as well as certain intercompany receivables / payables with Partnerships in Care Holdings Limited.

2.2	Going concern

On 2 June 2014, the Business exchanged contracts for the sale of Partnerships in Care Investments 1 Limited to Acadia Healthcare Company, Inc (“Acadia”) for consideration of £395m. The sale was completed on 1 July 2014.

As described in Note 2.1 above, the application of “push down accounting” principles has resulted in the inclusion in these financial statements of certain debenture loan notes including PIK notes and other loans which are not liabilities of the Business. These liabilities were not acquired by Acadia and were never required to be repaid or extinguished by the Business headed by Partnerships in Care Investments 1 Limited. Details of those finance facilities are set out in Note 7 to these financial statements.

On completion of the sale, the Business repaid the majority of its senior bank debt extant at that time from the proceeds of the transaction. Furthermore, the Business issued “A” Ordinary Shares in PiC Property 1 Limited to its bankers in consideration for the release of any remaining bank debt (as described in Note 15). These “A” Ordinary Shares were sold to Acadia for a nominal amount. Together these transactions at the completion date resulted in the extinguishment of all the Business’s bank debt and any related accrued interest and capitalised finance costs.

Acadia has provided written confirmation to the Directors of Partnerships in Care Investments 1 Limited that it will continue to provide funds to the Business to enable it to repay its debts as and when they fall due, for a period of at least one year from the date of approval of these interim condensed combined financial statements. Accordingly, the Directors consider it appropriate to adopt the going concern basis in preparing these interim condensed combined financial statements.

2.3	Other accounting policies

Other than as set out below the accounting policies are consistent with those of the previous financial year.

The Group only measures actuarial gains and losses relating to its defined benefit pension scheme on an annual basis. Accordingly, these interim financial statements are prepared on the basis that any actuarial gains or losses arising in the periods presented would have been immaterial.

3.	Seasonality

There is no significant seasonality in the business.

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

4.	Turnover

The directors are of the opinion that the businesses of the Group are substantially similar in that they all relate to the provision of healthcare services; therefore there is only one class of business.

All turnover arose within the United Kingdom.

5.	Interest payable and similar charges

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
On bank loans and overdrafts	14,596	14,692	29,254
On other loans	17,367	15,770	32,528
Other interest payable	—	2	2

	31,963	30,464	61,784

6.	Taxation

Income tax expense is recognised based on management’s estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual tax rate used for the year to 31 December 2014 is 20% (31 June 2013: 23.25%).

7.	Borrowings

	At 30 June 2014 £000 (Unaudited)	At 31 December 2013 £000 (Audited)
Amounts falling due within one year:
Other loans	920	920

Amounts falling due after one year:
Unsecured loan notes including PIK notes	371,357	354,075
Bank loans	444,812	455,104
Capitalised amounts	(15,883)	(22,454)

	800,286	786,725

The Business has been partially financed by borrowings from its parent companies Partnerships in Care Holdings Limited and Partnerships in Care Group Limited (“the parent companies”). The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes and PIK notes (including ‘other loans’ and ‘debenture loans’ above), and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these interim condensed combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5 J that discusses push down of debt.

Details of the Group’s borrowings are set out below:

A bank loan of £23,896,014 (2013 - £25,844,806) is secured by way of a fixed legal charge over subsidiary companies’ assets, with an interest rate varying with LIBOR maturing in July 2015.

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

A bank loan of £420,916,076 (2013 - £429,259,353) is secured by way of a fixed legal charge over subsidiary companies’ assets, with an interest rate varying with LIBOR maturing in July 2015.

The Group had taken out an interest rate swap to hedge the interest rate on the Group’s bank borrowings. As part of the amended financing arrangements agreed on 28 September 2011, the existing interest rate swap was capitalised at £47,226,894 and is being amortised to the profit and loss account over the remaining life of the bank loan until July 2015.

A loan amounting to £920,000 (2013 - £920,000) at the period end from the majority shareholder which is interest free and repayable on demand.

Unsecured subordinated loan notes amounting to £369,933,686 (2013 - £352,716,882) at the period end due 2020 on which unsecured subordinated PIK notes due 2020 have been issued up to March 2011 to satisfy interest at 10% per annum. From April 2011 these loans have been accruing compound interest at 10% per annum.

Unsecured fixed rate loan notes amounting to £1,423,329 (2013 - £1,358,483) due 2020 with compound interest at 10% per annum.

8.	Reconciliation of movement in shareholders’ deficit

Group	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Opening shareholders’ deficit	(328,169)	(298,384)	(298,384)
Loss for the period	(17,700)	(14,068)	(29,030)
Share based payments	878	751	1,501
Actuarial loss from pension scheme, net of tax	—	—	(2,256)

Closing shareholders’ deficit	(344,991)	(311,701)	(328,169)

9.	Net cash flow from operating activities

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Operating profit	13,216	15,451	31,037
Share based payments	878	751	1,501
Depreciation of tangible fixed assets	5,991	5,617	11,458
Loss/(Profit) on disposal of tangible fixed assets	47	—	(26)
Decrease/(Increase) in stocks	36	(70)	(6)
(Increase)/decrease in debtors	(901)	(2,577)	(340)
(Decrease) in creditors	(456)	(722)	(2,066)
(Decrease) in net pension deficit	(259)	(729)	(359)

Net cash inflow from operating activities	18,552	17,721	41,199

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

10.	Analysis of cash flows for headings netted in cash flow statement

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Returns on investments and servicing of finance
Interest received	19	18	35
Interest paid	(4,884)	(5,278)	(10,344)

Net cash outflow from returns on investments and servicing of finance	(4,865)	(5,260)	(10,309)

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Capital expenditure and financial investment
Purchase of tangible fixed assets	(4,317)	(4,526)	(9,239)
Sale of tangible fixed assets	13	8	76

Net cash outflow from capital expenditure	(4,304)	(4,518)	(9,163)

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Financing
Repayment of loans	(13,650)	(14,733)	(24,288)

Net cash outflow from financing	(13,650)	(14,733)	(24,288)

11.	Analysis of changes in net debt

	1 January 2014 £000 (Audited)	Cash flow £000 (Unaudited)	Other non-cash changes £000 (Unaudited)	30 June 2014 £000 (Unaudited)
Cash at bank and in hand	15,817	(3,955)	—	11,862

Debt:
Debts due within one year	(920)	13,650	(13,650)	(920)
Debts falling due after more than one year	(786,725)	—	(13,561)	(800,286)

Net debt	(771,828)	9,695	(27,211)	(789,344)

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

	1 January 2013 £000 (Audited)	Cash flow £000 (Unaudited)	Other non-cash changes £000 (Unaudited)	30 June 2013 £000 (Unaudited)
Cash at bank and in hand	18,124	(6,582)	—	11,542

Debt:
Debts due within one year	(920)	14,733	(14,733)	(920)
Debts falling due after more than one year	(759,324)	—	(10,632)	(769,956)

Net debt	(742,120)	8,151	(25,365)	(759,334)

	1 January 2013 £000 (Audited)	Cash flow £000 (Audited)	Other non-cash changes £000 (Audited)	31 December 2013 £000 (Audited)
Cash at bank and in hand	18,124	(2,307)	—	15,817

Debt:
Debts due within one year	(920)	24,288	(24,288)	(920)
Debts falling due after more than one year	(759,324)	—	(27,401)	(786,725)

Net debt	(742,120)	21,981	(51,689)	(771,828)

12.	Contingent liabilities

As at 30 June 2014, the Business had a contingent liability to Cinven Limited for an amount of up to £10 million dependent on the repayment of certain debt facilities of the Group. These contingency liabilities were removed as part of the Acadia transaction as described in Note 15, “Post balance sheet events”.

13.	Related party transactions

Push down accounting

The Business has been partially financed by borrowings from its parent companies Partnerships in Care Holdings Limited and Partnerships in Care Group Limited (“the parent companies”). The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes and PIK notes, and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these interim condensed combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5 J that discusses push down of debt:

	At 30 June 2014 £000 (Unaudited)	At 31 December 2013 £000 (Unaudited)
Other loans	920	920
Debenture loans (non current)	371,357	354,075

	372,277	354,995

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

The interim condensed combined financial statements include interest allocations relating to the above debt:

	6 months to 30 June 2014 £000 (Unaudited)	6 months to 30 June 2013 £000 (Unaudited)	12 months to 31 December 2013 £000 (Audited)
Interest payable and similar charges	17,367	15,770	32,528

	17,367	15,770	32,528

Transactions with directors

Kevin Beeston, a director, holds 22,000 A Ordinary shares (2013 - 22,000 A Ordinary shares) in the Company.

Transactions with Cinven

Funds under the management of Cinven Limited have invested in two subordinated loan notes totalling £369,933,686 (2013 - £352,716,682). During the period interest amounting to £17,217,004 (2013 - £32,065,153) was rolled into these loan notes.

The same Cinven funds have invested in two other loan notes totalling £718,678 (2013 - £646,757). During the period interest amounting to £31,096 (2013 - £28,269) was rolled into these loan notes.

Funds under the management of Cinven Limited have invested in an unsecured fixed rate loan of £920,000 (2013 - £920,000).

Cinven Limited charged a monitoring fee during the period amounting to £150,000 (2013 - £150,000).

14.	Controlling party

As at 30 June 2014, the immediate parent company was Partnerships in Care Holdings Limited and the ultimate parent entity was PIC Investments Limited Partnership Incorporated, a limited partnership established and existing under the laws of Guernsey.

The directors are of the opinion that Cinven Limited is the controlling party at 30 June 2014. Funds managed by Cinven Limited have a 100% interest in the ultimate parent company. Cinven Limited is incorporated in England and Wales with registered offices at Warwick Court, Paternoster Square, London EC4M 7AG.

After the sale of the Business completed on 1 July 2014, the ultimate parent company is Acadia Healthcare Company, Inc. See Note 15, “Post balance sheet events”.

15.	Post balance sheet events

On 2 June 2014, Partnerships in Care Holdings Limited exchanged contracts for the Company to be sold to Acadia Healthcare Company, Inc. for consideration of £395m. The sale was completed on 1 July 2014 and the bank debt was either repaid or released in full on completion.

As described in Note 2.1 above, the application of “push down accounting” principles has resulted in the inclusion in these interim financial statements of certain debenture loans and PIK notes which are not liabilities of the Business. These liabilities were not acquired by Acadia and will never require repayment or extinguishment by the Business headed by Partnerships in Care Investments 1 Limited. Details of those finance facilities are set out in Note 7 to these interim condensed combined financial statements.

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements

16.	Reconciliation from UK GAAP to US GAAP

These interim condensed combined financial statements have been prepared in accordance with the basis of preparation as set out in Note 2.1, and have been “carved out” of consolidated financial statements of the Parent which were prepared in accordance with applicable accounting standards in the United Kingdom (“UK GAAP”) which differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effects of the application of US GAAP to the loss for the period after taxation, as determined under UK GAAP for the six months ended 30 June 2014, 30 June 2013 and 31 December 2013, are set out in the tables below:

a)	Loss for the periods ended 30 June 2014, 30 June 2013 and 31 December 2013

	For 30 June 2014 £000 (Unaudited)	For 30 June 2013 £000 (Unaudited)	For 31 December 2013 £000 (Audited)
Loss for the periods under UK GAAP	(17,700)	(14,068)	(29,030)
(i) Reversal of share based payment expense	878	751	1,501
(ii) Impact of reversal of PPE impairment in prior years	(1,039)	(1,039)	(2,077)
(iii) Interest rate hedging	6,160	6,160	12,320
(iv) Deferred taxes	(57)	4,030	6,883
(v) Tax impact of above differences	(1,024)	(1,024)	(387)

Loss for the periods under US GAAP	(12,782)	(5,190)	(10,790)

b)	Balance sheet as at 30 June 2014 and 31 December 2013

	30 June 2014 £000 (Unaudited)	31 December 2013 £000 (Audited)
Shareholders’ deficit as at 30 June 2014 and 31 December 2013 under UK GAAP	(344,991)	(328,169)
(ii) Reversal of PPE impairment	84,108	85,146
(iii) Interest rate hedging	(13,347)	(19,507)
(iv) Deferred taxes	(30,081)	(30,024)
(v) Tax impact of above differences	(14,152)	(13,128)

Shareholders’ deficit as at 30 June 2014 and 31 December 2013 under US GAAP	(318,463)	(305,682)

(i)	Under UK GAAP, a share based payment expense of £878,000 (2013: £751,000) was recognised in the six months ended 30 June 2014. The vesting of the shares awarded in connection with the Management Incentive Plan is restricted until a change of control event. Under US GAAP, such a performance condition is highly uncertain and, therefore, is not probable; as such, no expense is recognised.
(ii)	Under UK GAAP, an impairment of £89,300,000 was recognised in the year ended 31 December 2011. Under US GAAP, this impairment is not recognised as, in conducting the first step of the two-step impairment test under US GAAP, the undiscounted cash flows of fixed assets exceeded the carrying value. The adjustments above of £1,039,000 per half year are the impact on depreciation in subsequent years arising as a result of reversing the impairment under US GAAP.
(iii)

Under UK GAAP, the interest swap taken out to hedge the interest rates on the Business’s borrowings until September 2011 was off-balance sheet. Upon refinancing, the fair value of the instrument of £47,227,000

Partnerships in Care Investments 1 Limited

Notes to the interim condensed combined financial statements was capitalised and amortised over the remaining life of the debt facilities. Under US GAAP, this derivative financial instrument would have been carried at its fair value at each balance sheet date, with gains and losses being recorded to the income statement (since no formal hedge documentation was produced). Upon cessation of the agreement in 2011, any gain / loss would have been recognised in the income statement immediately. Therefore, the amortisation of the capitalised amount in each of the six month periods ended 30 June 2014 of £6,160,000(2013 -£6,160,000) has been reversed under US GAAP.
(iv)	Under UK GAAP, provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation. US GAAP uses the “asset and liability method” of accounting for income taxes whereby deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using tax rates that are expected to apply in the years the temporary differences are expected to reverse. The principal differences relate to deferred taxes on property, plant and equipment.
(v)	This adjustment reflects the tax impact of the above GAAP differences, including effective tax rate changes in the UK.

Partnerships in Care Investments 1 Limited

Notes to the unaudited interim condensed combined financial statements

c)	Cash flow statement for the six months ended 30 June 2014, the six months ended 30 June 2013 and the year ended 31 December 2013

The interim condensed combined cash flow statements have been prepared under UK GAAP and present substantially the same information as required under US GAAP. There are certain differences with regard to classification of items within the cash flow statements. Under UK GAAP, cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, and financing. Under US GAAP, cash flows are classified under three major categories: operating activities, investing activities and financing activities. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. The following table presents cash flows as classified under US GAAP.

	For the six months ended 30 June 2014 £000 (Unaudited)	For the six months ended 30 June 2013 £000 (Unaudited)	For the year ended 31 December 2013 £000 (Audited)
Operating activities:
Operating profit	13,055	15,163	30,461
Depreciation of tangible fixed assets	7,030	6,656	13,535
(Gain)/loss on disposal of tangible fixed assets	47	—	(26)
Decrease/(Increase) in stocks	36	(70)	(6)
Increase in debtors	(901)	(2,577)	(340)
Decrease in creditors	(456)	(722)	(2,066)
Difference between pension payments and charge to operating profit	(259)	(729)	(359)
Interest received	19	18	35
Interest paid	(4,884)	(5,278)	(10,344)
Taxes paid	312	208	254

Net cash flow from operating activities	13,999	12,669	31,144
Investing activities:
Capital expenditure and financial investment	(4,304)	(4,518)	(9,163)

Net cash used in investing activities	(4,304)	(4,518)	(9,163)
Financing activities:
Financing	(13,650)	(14,733)	(24,288)

Net cash used in financing activities	(13,650)	(14,733)	(24,288)
Net (decrease) increase in cash and cash equivalents	(3,955)	(6,582)	(2,307)
Cash and cash equivalents, beginning of period	15,817	18,124	18,124

Cash and cash equivalents, end of period	11,862	11,542	15,817